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                                                                    EXHIBIT 23.1
                                                                    ------------



                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statement on Form S-3 (No. 33-77566) and in the Registration Statement on Form S-8 (No. 33-77232) of Reunion Resources Company of our report dated March 6, 1996, relating to the financial statements of Rostone Corporation, which appears in the Current Report on Form 8-K/A of Reunion Resources Company dated April 12, 1996.


PRICE WATERHOUSE LLP



South Bend, Indiana
April 11, 1996